Exhibit 10.43

Important Note for AXA Financial Participants: The following sets forth the general rules of the 2017 International Performance Shares Plan. In certain cases, these rules have been modified for AXA Financial participants. For an explanation of the rules that are specific to AXA Financial participants, see the “Addendum for AXA Financial Participants” starting after page 14 of this document.

REGLEMENT DU PLAN INTERNATIONAL DE PERFORMANCE SHARES 2017

21 JUIN 2017

RULES OF THE 2017 INTERNATIONAL PERFORMANCE SHARES PLAN

JUNE 21, 2017

Le plan international de Performance Shares du 21 juin 2017 (le « Plan international de Performance Shares 2017 » ou le « Plan ») consiste en une attribution gratuite à certains salariés et/ou mandataires sociaux du Groupe AXA d’actions de la société AXA (« AXA » ou la « Société »), société anonyme de droit français dont le siège social est situé 25, avenue Matignon à Paris (75008) France et immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 572 093 920.

The purpose of the International Performance Shares plan of June 21, 2017 (the “2017 International Performance Shares Plan” or the “Plan”) is to grant to certain employees and/or executive officers of the AXA Group, free shares of AXA (“AXA” or the “Company”), a company (“société anonyme”) existing under the laws of France, with its registered office at 25 avenue Matignon in Paris (75008) France, and registered with the Paris Trade Registry under number 572 093 920.

L’action AXA est cotée à la Bourse de Paris (Euronext Paris – Compartiment A) sous le symbole « CS » (ISIN FR0000120628 – Bloomberg : CS FP – Reuters : AXAF.PA).

The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISIN FR 0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA).

1.	BENEFICIAIRES / BENEFICIARIES

Chaque bénéficiaire se voit initialement attribuer gratuitement avec effet au 21 juin 2017 (la « Date d’Attribution Initiale ») un certain nombre de Performance Shares qui lui confèrent le droit de recevoir à la Date de Règlement, tel que ce terme est défini ci-après, un certain nombre d’actions AXA déterminé en fonction du niveau d’atteinte d’objectifs de performance définis par AXA.

Each beneficiary is initially granted, for free, with effect as of June 21, 2017 (the “Grant Date”), a certain number of Performance Shares. Beneficiaries of Performance Shares have the right to acquire at the Settlement Date, as this term is defined hereafter, a certain number of AXA shares based on the achievement of performance criteria defined by AXA.

Un courrier individualisé sera remis sur les comptes individuels des bénéficiaires du Plan International de Performance Shares 2017 (les « Bénéficiaires »), accessible sur le site « My LTI », pour les informer et porter à leur connaissance le présent règlement, ainsi que pour leur préciser le nombre de Performance Shares qui leur sont attribuées.

A letter will be made available on the individual account on the “My LTI” site to inform each beneficiary of the 2017 International Performance Shares Plan (the “Beneficiaries”) of these rules as well as of the number of Performance Shares she/he has been granted.

Il est rappelé que les plans d’attribution de performance shares d’AXA sont mis en oeuvre à l’entière discrétion d’AXA, et que l’attribution de Performance Shares au titre du présent Plan ne confère aux Bénéficiaires aucun droit sur les plans d’attribution de performance shares futurs.

It is reminded that the Performance Shares Plans of AXA are implemented at the sole discretion of AXA and, as a consequence, the grant of performance shares under this Plan does not result in any acquired right for future Performance Shares Plans for the Beneficiaries.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

2.	PERIODE DE PERFORMANCE / PERFORMANCE PERIOD

Pour les besoins du présent règlement, la « Période de Performance » désigne la période de temps pendant laquelle est mesuré le niveau de réalisation des objectifs de performance décrits à la section 3 ci-après. Elle est d’une durée de trois (3) exercices (1er janvier 2017 au 31 décembre 2019).

For the purpose of these rules, the “Performance Period” shall mean the period during which the level of achievement of the performance objectives defined in section 3 hereinafter is assessed. This period is of three (3) fiscal years (January 1, 2017 to December 31, 2019).

3.	OBJECTIFS DE PERFORMANCE / PERFORMANCE TARGETS

Dans le cadre du présent Plan International de Performance Shares 2017, la livraison des actions AXA auxquelles donnent droit les Performance Shares, n’interviendra, en tout ou partie, au profit du Bénéficiaire qu’en fonction de la réalisation d’objectifs de performance collectifs définis ci-après.

Sur la Période de Performance et sous réserve des éventuelles contraintes règlementaires localement applicables, les objectifs de performance sont basés sur :

•	la performance du Groupe AXA pour 40% ;

•	la performance du périmètre de performance auquel appartient le Bénéficiaire1 qui peut, selon le cas, être constitué d’une entité, d’une business unit et/ou d’une région, pour 50% ;

•	un critère lié à la Responsabilité Sociétale d’Entreprise (RSE) pour 10%.

En outre, sera appliqué un critère financier de performance relative permettant d’ajuster à la hausse ou à la baisse, dans la limite de 5 points, le taux de performance globale, qui ne pourra être supérieur à un plafond de 130%.

For the purpose of this 2017 International Performance Shares Plan, the final delivery to Beneficiaries, in whole or in part, of AXA shares resulting from the Performance Shares, will depend on the achievement of collective performance targets defined hereafter.

Subject to compliance with local regulations, the performance targets over the Performance Period are based on:

•	AXA Group performance for 40%;

•	the performance of the “performance perimeter” to which the Beneficiary1 belongs, which might, as the case may be, consist of an entity, a business unit and/or a region, for 50%;

•	one criterion linked to Corporate Social Responsibility (CSR) for 10%.

Additionally, one financial criterion of relative performance meant to adjust upwards or downwards, within the limit of 5 points, the global performance rate which will be limited to 130%, will be applied.

AXA approuve lors de l’attribution initiale des Performance Shares les critères et les objectifs chiffrés retenus pour mesurer la performance. AXA peut être amené à revoir les objectifs initialement fixés, notamment dans l’hypothèse d’une modification du périmètre du Groupe AXA ou d’une entité, business unit ou région de celui-ci, ou plus généralement de tout autre événement ayant un impact sur les critères et objectifs chiffrés initialement retenus.

AXA approves at the time of the initial grant of the Performance Shares the relevant criteria and targets which measure the performance. AXA may review initial targets, in particular in the case of a modification to the scope of the AXA Group or its entities, business units or regions, or, more generally, of any other event which may impact the initial criteria and targets.

[1]	Excepté pour les Bénéficiaires pour lesquels, conformément à la réglementation de Solvabilité II, les objectifs ne seront pas basés sur la performance du périmètre qu’ils contrôlent.

Except for Beneficiaries for whom, pursuant to the Solvency II regulation, the criteria are not based on the performance of the perimeter under these Beneficiaries’ control.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

4.	MESURE DE LA PERFORMANCE / PERFORMANCE MEASURES

Le taux d’atteinte des objectifs de performance, tel qu’apprécié par AXA à l’issue de la Période de Performance, permet d’établir un taux de conversion (ci-après le « Taux de Conversion des Performance Shares ») dont les modalités sont également exposées dans la note d’information. Le Taux de Conversion des Performance Shares sert à déterminer le nombre d’actions AXA qui seront livrées au Bénéficiaire à la Date de Règlement. Le Taux de Conversion des Performance Shares sera déterminé en fonction du taux d’atteinte des objectifs de performance correspondant comme indiqué dans le tableau ci-après.

•	pour la performance du Groupe AXA (pondération 40%):

Membres du Comité de Direction du Groupe et Mandataires Sociaux
Pour 100% des Performance Shares

Taux d’atteinte des objectifs de performance	Taux de performance retenu
≥ 130%	1,3
100%	1
seuil[2]	0,5
< seuil	0

Autres Bénéficiaires
Pour 100% des Performance Shares

Taux d’atteinte des objectifs de performance	Taux de performance retenu
≥ 130%	1,3
100%	1
80%	0,8
< 80%	0

Le taux cible est directement aligné avec les objectifs financiers du plan stratégique “Ambition 2020”.

•	pour la performance du périmètre de performance auquel appartient le bénéficiaire (pondération 50%) :

Membres du Comité de Direction du Groupe et Mandataires Sociaux
Pour 100% des Performance Shares

Taux d’atteinte des objectifs de performance	Taux de performance retenu
≥ 130%	1,3
100%	1
seuil[3]	0,5
< seuil	0

Autres Bénéficiaires
Pour 100% des Performance Shares

Taux d’atteinte des objectifs de performance	Taux de performance retenu
≥ 130%	1,3
100%	1
80%	0,8
< 80%	0

Le taux cible est directement aligné avec les objectifs financiers du plan stratégique “Ambition 2020”.

•	pour le critère lié à la RSE (Responsabilité Sociale d’Entreprise) – performance relative (pondération 10%) :

Pour tous les Bénéficiaires

Positionnement d’AXA	Taux de performance retenu
≥ 95ème percentile	1,3
85ème percentile	1
75ème percentile	0,8
< 75ème percentile	0

[2]	100 % de la moyenne des Résultat Courant Par Action durant les 3 années précédant immédiatement la Date d’Attribution (2014, 2015, 2016).
[3]	100 % de la moyenne des Résultat Courant + Résultat Opérationnel durant les 3 années précédant immédiatement la date d’attribution (2014, 2015, 2016).

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

Le taux de performance global est calculé comme suit :

[40 % Performance Groupe + 50 % Performance du périmètre de performance + 10 % du critère RSE]

+ / - 5 points dépendant du positionnement d’AXA par rapport à un critère financier de performance relative

•	Le Taux de Conversion des Performance Shares :

Taux de performance retenu au global	Taux de Conversion des Performance Shares
≥ 130%	1,3
100%	1
0%	0

The rate of achievement of the performance targets as assessed by AXA at the end of the Performance Period is used to determine the number of AXA shares acquired in respect of the Performance Shares (the “Performance Shares Conversion Rate”) and is otherwise described in the information memo. The Performance Shares Conversion Rate shall be determined as indicated in the table below, according to the rate of performance target achievement:

•	for the AXA Group performance (weight 40%):

Group Management Committee members and Executives officers
For 100% of the Performance Shares

Rate of achievement of performance targets	Performance Rate
≥ 130%	1,3
100%	1
floor[4]	0,5
< floor	0

Other Beneficiaries
For 100% of the Performance Shares

Rate of achievement of performance targets	Performance Rate
≥ 130%	1,3
100%	1
80%	0,8
< 80%	0

The target is directly aligned with the financial targets of the strategic plan “Ambition 2020”.

•	for the performance of the performance perimeter to which the beneficiary belongs to (weight 50%):

Group Management Committee members and Executives officers
For 100% of the Performance Shares

Rate of achievement of performance targets	Performance Rate
≥ 130%	1,3
100%	1
floor[5]	0,5
< floor	0

Other Beneficiaries
For 100% of the Performance Shares

Rate of achievement of performance targets	Performance Rate
≥ 130%	1,3
100%	1
80%	0,8
< 80%	0

The target is directly aligned with the financial targets of the strategic plan “Ambition 2020”.

[4]	100% of average Adjusted Earnings Per Share over the 3 years immediately prior to the grant date (2014, 2015, 2016)
[5]	100% of average Adjusted Earning + Underling Earnings over the 3 years immediately prior to the grant date (2014, 2015, 2016).

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

•	for the criterion linked to CSR (Corporate Social Responsibility) – relative performance (weight 10%):

For all Beneficiaries

AXA positioning	Performance Rate
≥ 95th percentile	1.3
85th percentile	1
75th percentile	0.8
< 75th percentile	0

Calculation of the global performance rate:

[40 % Group Performance + 50 % Entity or Business Unit Performance + 10 % CSR criterion]

+ / - 5 points according to AXA’s score vs. a relative performance criterion

•	The Performance Shares Conversion Rate:

Rate of global performance	Performance Shares Conversion Rate
≥ 130%	1.3
100%	1
0%	0

Si le taux de performance retenu au global se situe entre 0 % et 130%, le Taux de Conversion des Performance Shares sera déterminé par le coefficient correspondant au pourcentage appliqué. Par exemple, pour un taux d’atteinte des objectifs de performance de 120%, le Taux de Conversion des Performance Shares correspondant sera égal à 1,2 ; pour un taux d’atteinte des objectifs de performance de 90%, le Taux de Conversion des Performance Shares correspondant sera égal à 0,9.

For a global performance rate between 0% and 130%, the Performance Shares Conversion Rate will be determined. For example, for a rate of performance target achievement equal to 120%, the Performance Shares Conversion Rate will be 1.2; for a rate of performance target achievement equal to 90%, the corresponding Performance Shares Conversion Rate will be 0.9.

Le nombre de Performance Shares réellement attribuées au Bénéficiaire sera égal au nombre de Performance Shares initialement attribuées multiplié par le Taux de Conversion des Performance Shares sur la Période de Performance. A titre d’illustration, un Bénéficiaire pour lequel le taux d’atteinte des objectifs de performance est de 120 % aura un Taux de Conversion des Performance Shares de 1,2 et le nombre de Performance Shares qui lui seront réellement attribuées sera égal au nombre de Performance Shares qui lui auront été attribuées initialement multiplié par 1,2. Lorsque le nombre d’actions ainsi obtenu n’est pas un nombre entier, le nombre de Performance Shares réellement attribuées définitivement acquises sera égal au nombre entier le plus proche.

The number of Performance Shares definitively vested by a Beneficiary will be equal to the number of Performance Shares initially granted, multiplied by the Performance Shares Conversion Rate for the Performance Period. For example, if the Performance Shares Conversion Rate of a Beneficiary is 120%, she/he will definitively vest a number of Performance Shares equal of the number of Performance Shares initially granted, multiplied by 1.2. In the event this number is not a whole number, the number of Performance Shares definitively vested that will be delivered to her or him will be equal to the closest whole number.

Les Bénéficiaires sont informés à l’issue de la Période de Performance du Taux de Conversion des Performance Shares qui leur est applicable au titre de la Période de Performance.

Beneficiaries are informed after the end of the Performance Period of her/his Performance Shares Conversion Rate for the Performance Period.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

Dans l’hypothèse où aucun dividende ne serait proposé par le Conseil d’Administration aux actionnaires de la société AXA SA au titre des exercices de la période de performance (2017 et/ou 2018 et/ou 2019) (versés respectivement en 2018, 2019 et 2020), le Taux de Conversion des Performance Shares tel que déterminé conformément aux dispositions qui précédent sera divisé par deux.

In the event no dividend would be proposed for payment by the Board of Directors to the shareholders of AXA SA for the fiscal years 2017 and/or 2018 and/or 2019 (paid out respectively in 2018, 2019 and 2020), the Performance Shares Conversion Rate as determined in accordance with the above provisions will be divided by two.

5.	REGLEMENT / SETTLEMENT

La livraison d’actions AXA en règlement des Performance Shares réellement attribuées interviendra à compter de la « Date de Règlement », celle-ci se définissant comme le 21 juin 2021 ou si cette date n’est pas un jour ouvré, le premier jour ouvré suivant.

The delivery of AXA shares in settlement of the Performance Shares will be made from the « Settlement Date », i.e. on June 21, 2021, or if this date is not a business day, the following business day.

Le nombre d’actions AXA livrées sera égal au nombre de Performance Shares réellement attribuées.

The number of acquired AXA shares will be equal to the number of Performance Shares definitively vested.

Les actions seront livrées par l’entité du Groupe employant le Bénéficiaire à la Date de Règlement, ou par toute entité à laquelle ladite livraison aurait été déléguée. L’acquisition de ces actions pourra donner lieu à cotisations sociales et/ou à l’impôt sur le revenu au même titre qu’une rémunération selon les règles applicables dans le pays de résidence du Bénéficiaire au moment du règlement, et dans les autres pays dans lesquels il a pu être résident à la Date d’Attribution Initiale ou après.

The shares will be delivered by the entity of the Group that employs the Beneficiary on the Settlement Date, or by any entity which received a delegation to act on behalf of the employing entity. The acquisition of shares may be subject to social security contributions and/or income tax in the same manner as salary income in accordance with the applicable rules in the country where the Beneficiary is a resident at the time of settlement, and in other countries in which she/he may have resided from and after the Grant Date.

En cas d’impossibilité juridique, fiscale ou autre, pour l’entité employant le Bénéficiaire à la « Date de Règlement » de livrer des actions AXA, les Performance Shares feront l’objet d’un paiement en numéraire dans la devise de l’entité sur la base (1) d’une valorisation de chaque Performance Share réellement attribuée égale à la moyenne des cours de clôture de l’action AXA sur le marché Euronext Paris durant les 20 dernières séances de Bourse précédant immédiatement la « Date de Règlement » et (2) du taux de change tel que publié par la Banque Centrale Européenne (ou, à défaut, une institution équivalente) lors du dernier jour de cotation précédant la « Date de Règlement ». Ce paiement se fera net d’impôts et de charges salariales devants être retenus par l’employeur.

Should it be impossible for legal or tax reasons, for the entity of the Group that employs the Beneficiary on the “Settlement Date”, to deliver the AXA shares, the Performance Shares will be settled in cash in local currency based on (1) the valuation of each Performance Share definitively vested as an amount equal to the average closing price of the AXA stock on the Paris Stock Exchange (Euronext Paris) over the twenty trading days prior to the “Settlement Date” and (2) the exchange rate as published by the European Central Bank (or, in the absence thereof, an equivalent institution) on the last trading day prior to the “Settlement Date”. This payment will be made net of taxes and employee social charges required to be withheld by the employer.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

6.	REGLES APPLICABLES EN CAS DE TRANSFERT AU SEIN DU GROUPE AXA / RULES IN CASE OF TRANSFER WITHIN THE AXA GROUP

Pour les besoins du présent Plan, le « Groupe AXA » désigne les sociétés ou groupements d’intérêt économique dont 10 % au moins du capital ou des droits de vote sont détenus, directement ou indirectement, par la société AXA SA, (société mère du Groupe AXA) ou qui détiennent, directement ou indirectement, au moins 10 % du capital ou des droits de vote d’AXA SA.

For the purposes of this Plan, the “AXA Group” shall mean the companies or economic interest groups of which at least 10% of the capital or voting rights are held, directly or indirectly, by AXA SA (parent company of the AXA Group) or which hold, directly or indirectly, at least 10% of the capital or the voting rights of AXA SA.

Lorsque, durant la Période de Performance, un Bénéficiaire est transféré d’une entité du Groupe AXA à une autre entité du Groupe AXA, la règle suivante s’applique :

•	si le transfert intervient avant le 1er juillet de la seconde année de la Période de Performance, seule la performance de la nouvelle entité est prise en compte pour déterminer le Taux de Conversion des Performance Shares ;

•	si le transfert intervient à compter du 1er juillet de la seconde année de la Période de Performance, seule la performance de l’entité précédente est prise en compte pour déterminer le Taux de Conversion des Performance Shares.

If, during the Performance Period, a Beneficiary is transferred from one entity of the AXA Group to another entity of the AXA Group, the following rule shall apply:

•	if the transfer occurs before July 1st of the second year of the Performance Period, only the new entity’s performance is taken into account for the purpose of determining the Performance Shares Conversion Rate;

•	if the transfer occurs as from July 1st of the second year of the Performance Period, only the previous entity’s performance is taken into account for the purpose of determining the Performance Shares Conversion Rate.

7.	CONDITION DE PRESENCE ET ACQUISITION DEFINITIVE DES ACTIONS / CONTINUED EMPLOYMENT AND FINAL VESTING AND DELIVERY OF THE SHARES

Sous réserve de l’atteinte des objectifs de performance stipulés ci-avant, les Performance Shares attribuées à chaque Bénéficiaire ne peuvent donner droit de recevoir des actions AXA à la Date de Règlement, que si le Bénéficiaire reste salarié ou dirigeant mandataire social d’une entité du Groupe AXA à la Date de Règlement et sous réserve des exceptions figurant à la section 8 ci-après.

Subject to the achievement of performance targets described above, the Performance Shares granted to each Beneficiary can be converted in AXA shares at the Settlement Date, only if the Beneficiary remains employed or an eligible corporate officer of an AXA Group entity at Settlement Date, or if one of the exceptions described in section 8 hereafter is applicable.

Il est précisé que les Performance Shares ne confèrent à leurs Bénéficiaires aucun des droits que la loi française attache à la qualité d’actionnaire. En revanche, postérieurement à la Date de Règlement, les Bénéficiaires jouissent, au titre des actions AXA reçues en règlement des Performance Shares réellement attribuées, de tous les droits attachés à la qualité d’actionnaire de la Société (droit au paiement du dividende, droit de vote en Assemblée Générale…).

For the sake of clarity, the Performance Shares do not give Beneficiaries shareholder’s rights. However, after the Settlement Date, the AXA shares, delivered in settlement of the Performance Shares, allow Beneficiaries to benefit from all shareholders rights (payment of dividends, voting rights at the General Meeting of shareholders…).

Les actions livrées en règlement des Performance Shares réellement attribuées seront inscrites dans un comptetitres en nominatif administré ouvert au nom du Bénéficiaire dans les livres du teneur de comptes désigné par la Société, dont les frais de gestion sont pris en charge par AXA jusqu’à décision contraire de la Société, et le Bénéficiaire peut disposer librement des actions.

AXA shares that are definitively vested and delivered in settlement of the Performance Shares will be registered on a securities bank account opened in the name of the Beneficiary with a custodian designated by the Company. The fees of this custodian will be borne by AXA, until the Company decides otherwise, and the Beneficiary may freely dispose of the shares.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

8.	REGLES APPLICABLES EN CAS DE CESSATION DES RELATIONS PROFESSIONNELLES AVEC LE GROUPE AXA AVANT LA DATE DE REGLEMENT / RULES IN CASE OF DEPARTURE FROM THE AXA GROUP BEFORE THE SETTLEMENT DATE

D’une manière générale, en cas de cessation des relations professionnelles d’un Bénéficiaire avec le Groupe AXA avant la Date de Règlement, les Performance Shares de ce dernier et le droit qui en résulte de recevoir des actions de la Société sont perdus à la date du dernier jour d’activité du Bénéficiaire dans une entité du Groupe AXA, sauf décision contraire expresse d’AXA et sauf exceptions expressément prévues par la présente section 8.

Pour les besoins du présent Plan International de Performance Shares 2017, la cessation des relations professionnelles avec le Groupe AXA doit s’entendre comme le fait de ne plus être salarié ou mandataire social d’une entité du Groupe AXA ; étant précisé que sauf décision contraire du Conseil d’Administration, pour les Bénéficiaires exerçant une pluralité de fonctions au sein du Groupe AXA, notamment de mandats sociaux ou dans le cas de cumul de relations contractuelles avec un ou plusieurs mandats sociaux, il sera pris en considération, la seule cessation de l’activité principale au sein du Groupe AXA.

As a general rule, termination of the professional relationships of a Beneficiary with the AXA Group before the Settlement Date, the Beneficiary loses her/his Performance Shares and the right to receive AXA shares, with effect on the last day the Beneficiary is working in an AXA Group entity, unless AXA decides otherwise or unless otherwise provided under this section 8.

For the purpose of this 2017 International Performance Shares Plan, “termination of the professional relationships of a Beneficiary with the AXA Group” means that a Beneficiary is no longer an employee or a corporate officer of an entity of the AXA Group ; it being specified that unless otherwise decided by the Board of Directors, for the Beneficiaries who have various positions within the AXA Group, and in particular several corporate directorships or in the event of an accumulation of contractual relationships and/or corporate directorships within the AXA Group, the sole termination of their principal function within the AXA Group will be taken into account.

8.1 Décès avant la Date de Règlement / Death before the Settlement Date

En cas de décès d’un Bénéficiaire avant la Date de Règlement, ses héritiers peuvent, dans un délai de six (6) mois à compter de la date du décès, demander à recevoir les actions auxquelles donnent droit les Performance Shares attribuées au Bénéficiaire sous réserve des dispositions de la présente section.

Le nombre de Performance Shares qui seront réglées aux héritiers sera calculé sur la base d’un Taux de Conversion des Performance Shares égal à 1,3 si le décès intervient durant la Période de Performance, et sur la base du Taux de Conversion des Performance Shares effectivement constaté si le décès intervient entre la fin de la Période de Performance et la Date de Règlement.

In case of a Beneficiary’s death before the Settlement Date, her/his heirs may, within a six (6)-month period after the date of death, request to be delivered the shares corresponding to the Performance Shares granted to the Beneficiary, subject to the provisions of this section.

The number of Performance Shares that will be settled to the heirs will be calculated based on a Performance Shares Conversion Rate equal to 1.3 if the death occurs during the Performance Period, or based on the actual Performance Shares Conversion Rate if the death occurs between the end of the Performance Period and the Settlement Date.

8.2 Invalidité avant la Date de Règlement / Disability before the Settlement Date

En cas de classement en invalidité d’un Bénéficiaire, ce dernier peut demander à recevoir immédiatement les actions auxquelles donnent droit les Performance Shares qui lui ont été attribuées sous réserve des dispositions de la présente section.

In case of disability of a Beneficiary, the shares to which the Performance Shares give a claim may be delivered to the Beneficiary in accordance with the provisions of this section.

Le nombre de Performance Shares qui seront réglées au Bénéficiaire sera calculé sur la base d’un Taux de Conversion des Performance Shares égal à 1,3 si le classement en invalidité intervient durant la Période de Performance, et sur la base du Taux de Conversion des Performance Shares effectivement constaté si le classement intervient entre la fin de la Période de Performance et la Date de Règlement.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

The number of Performance Shares that will be settled to the Beneficiary will be calculated based on a Performance Shares Conversion Rate equal to 1.3 if the disability occurs during the Performance Period, or based on the actual Performance Shares Conversion Rate if the disability occurs between the end of the Performance Period and the Settlement Date.

8.3 Départ en retraite ou pré-retraite / Retirement or pre-retirement

En cas de départ en retraite, en pré-retraite ou de liquidation des droits à la retraite avant la Date de Règlement, le Bénéficiaire conserve le bénéfice des Performance Shares qui lui ont été attribuées.

Pour les seuls besoins du calcul du Taux de Conversion des Performance Shares, le Bénéficiaire sera réputé être toujours salarié ou mandataire social éligible de la dernière entité, business unit ou région du Groupe AXA dans laquelle il a exercé ses fonctions préalablement à son départ en retraite ou pré-retraite.

In case of retirement, pre-retirement or withdrawal of retirement benefits before the Settlement Date, the Beneficiary keeps the Performance Shares that were granted to her/him.

For the sole purpose of determining the applicable Performance Shares Conversion Rate, the Beneficiary will deem to be still an employee or an eligible corporate officer of the last AXA Group entity, business unit or region in which she/he was employed before her/his retirement or pre-retirement.

8.4 Cession de l’employeur par AXA / Divestiture of the employer by AXA

Si une société ou un groupement (ci-après une « Entité ») cesse, avant la Date de Règlement, de faire partie du Groupe AXA tel que défini ci-avant, le Bénéficiaire employé ou mandataire social éligible de cette Entité perd ses Performance Shares sans droit de dédommagement, et en conséquence le droit de recevoir des actions AXA à la Date de Règlement, à compter de la date à laquelle l’Entité concernée cesse d’être une Entité du Groupe AXA, sous réserve toutefois qu’AXA en décide autrement.

In the event that a company or an organisation (an “Entity”) does not belong anymore, before the Settlement Date, to the AXA Group within the meaning above, the Beneficiary who is an employee or an eligible corporate officer of this Entity shall lose her/his Performance Shares without any right to indemnity, and as a consequence the right to receive AXA shares at the Settlement Date, as of the date the Entity is no longer an entity of the AXA Group, unless AXA decides otherwise.

De la même façon, si, à un moment quelconque avant la Date de Règlement, une Entité du Groupe AXA vient à céder au profit d’un tiers au Groupe AXA une de ses activités ou une de ses unités opérationnelles (y compris dans le cadre d’une opération d’externalisation), les Bénéficiaires affectés à l’exercice de ces activités ou rattachés à ces unités opérationnelles et transférés avec elles perdent leurs Performance Shares sans droit de dédommagement, et en conséquence le droit de recevoir des actions AXA à la Date de Règlement, à compter du jour de la réalisation de la cession, sous réserve toutefois qu’AXA en décide autrement.

Likewise, if an Entity of the AXA Group divests itself of a business or an operating unit to the benefit of a third party to the AXA Group at any time before the Settlement Date (including through an “outsourcing” transaction), the Beneficiaries belonging to this business or operating unit and transferred with it shall lose their Performance Shares without any right to indemnity, and consequently the right to receive AXA shares resulting from Performance Shares at the Settlement Date, as of the date of completion of such divestiture, unless AXA decides otherwise.

Un Bénéficiaire qui aura perdu ses Performance Shares dans les conditions décrites aux deux paragraphes qui précèdent ne pourra pas être restauré dans ses droits s’il est par la suite embauché par une entité du Groupe AXA, sauf décision contraire expresse d’AXA.

Should a Beneficiary lose her/his Performance Shares as described above, his/her rights will not be restored if the Beneficiary subsequently becomes employed by an AXA Group entity, unless AXA decides otherwise.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

9.	REGIME SOCIAL ET FISCAL DES PERFORMANCE SHARES / SOCIAL AND TAX TREATMENT OF THE PERFORMANCE SHARES

Il est de la responsabilité du Bénéficiaire de se renseigner sur le régime applicable dans son (ses) pays de résidence fiscale tant au regard de la fiscalité qu’en matière de contributions sociales, au moment de l’attribution des Performance Shares, au moment de l’acquisition définitive de ses droits, au moment de la livraison des actions AXA, lors du paiement de dividendes et au moment de la vente des actions, afin de satisfaire à toutes les obligations de déclaration et de paiement d’impôts ou contributions sociales.

It is the responsibility of each Beneficiary to obtain up-to-date information on the social security and tax treatment applicable in the country(ies) where she/he is a tax resident at the time of the Performance Shares’ grant, vesting, at the time of the transfer of the AXA shares, upon payment of dividends and at the time of the sale of the shares, in order to comply with all reporting and tax or social contributions payment requirements.

Ni l’employeur du Bénéficiaire ni AXA ne pourront être contraints de payer ou de rembourser à quiconque un impôt ou une taxe de quelque nature dû par un Bénéficiaire au titre du Plan International de Performance Shares 2017, et ce quel que soit le lieu d’exigibilité.

Neither the employer of a Beneficiary nor AXA shall be obliged to pay or reimburse to any person whosoever any taxes payable by a Beneficiary in whatever jurisdiction under or in connection with the 2017 International Performance Shares Plan.

Sous réserve des dispositions prévues par le droit local et dans la mesure où cela n’aurait pas comme effet de soumettre le Bénéficiaire à une imposition, des pénalités ou des charges sociales complémentaires, si du fait de l’attribution d’actions, une société du Groupe doit s’acquitter d’impôts, de charges sociales ou de toutes autres taxes, pour le compte du Bénéficiaire, AXA se réserve le droit de retarder la livraison des actions, et/ou d’en interdire la cession, jusqu’à ce que le Bénéficiaire se soit acquitté de ces montants, ou ait pris les dispositions nécessaires pour leur paiement.

As permitted by local law and to the extent such action will not result in imposition of additional taxes, penalties or social charges on the Beneficiary, in the event that a Group company is required to pay taxes, social charges or any other governmental charges on behalf of any Beneficiary, AXA reserves the right to suspend exercise, to delay the transfer of the shares, and/or to prohibit the sale of such shares, until such Beneficiary has paid all such amounts, or made arrangements for payment.

Sous réserve des dispositions prévues par le droit local, la société employeur, AXA ou tout autre mandataire désigné à cet effet, pourra, le cas échéant (i) prélever les sommes dues par le Bénéficiaire sur ses éléments de rémunération ou (ii) céder tout ou partie des actions transférées au Bénéficiaire et prélever sur le produit de cession le montant nécessaire pour permettre à la (les) société(s) employeur du Bénéficiaire, à AXA ou à tout autre mandataire désigné à cet effet de régler les impôts et/ou charges sociales dus par le Bénéficiaire.

To the extent such action will be permitted by local law, the employer, AXA or any agent appointed for such purpose may (i) withhold the amounts due by the Beneficiary from her/his remuneration or (ii) sell all or part of the shares transferred to the Beneficiary and to withhold from the proceeds of sale the amount necessary for the employer(s) of the Beneficiary, AXA or any agent appointed for such purpose to pay off the taxes and/or social security charges owed by the Beneficiary.

S’agissant des contribuables américains (résidant ou non aux Etats-Unis), le présent plan vise à se conformer aux dispositions de l’article 409A du Code des impôts américain prévues en matière de montants ou d’actions et doit dès lors être interprété conformément à cette intention. Les livraisons d’actions à effectuer en vertu du présent programme devront notamment être effectuées dans le délai prévu par l’article 409A et, en particulier, en cas de décès ou invalidité (tel que définie par l’article 409A) la livraison des actions dues en application du plan se fera automatiquement dans les 90 jours suivants l’événement. Plus généralement, aucune action qui serait incompatible avec l’intention de se conformer aux dispositions de l’article 409A ne pourrait être mise en œuvre. Ces dispositions prévalent sur toutes autres dispositions contraires du programme.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

With respect to individuals who are U.S. Taxpayers (residing or not in the United States), the plan is intended to meet the requirements of Section 409A of the US Internal Revenue Code with respect to amounts or Shares, and shall be interpreted in accordance with that intent. In particular, deliveries of Shares to be made hereunder shall be made within the time provided for under Section 409A and, in particular, in the case of death or disability (as defined under Section 409A), delivery of the shares required to be delivered under the plan shall be made automatically within 90 days following the occurrence of such event. More generally, no action may be taken hereunder that would be inconsistent with the intent to comply with the requirements of Section 409A. This provision supersedes any provision of the program to the contrary.

10.	PERIODES SENSIBLES / BLACK-OUT PERIODS

A titre d’information, les titres d’AXA étant admis aux négociations sur un marché réglementé, les titulaires d’actions AXA attribuées dans le cadre du présent Plan International de Performance Shares 2017 ne peuvent procéder, conformément à la réglementation en vigueur à la date du présent Plan, à aucune opération de cession sur leurs titres pendant les périodes suivantes :

•	Dans le délai de dix séances de bourse précédant et de trois séances de bourse suivant la date à laquelle les comptes consolidés, ou à défaut les comptes annuels, sont rendus publics ;

•	Dans le délai compris entre la date à laquelle les organes sociaux de la société ont connaissance d’une information qui, si elle était rendue publique, pourrait avoir une incidence significative sur le cours des titres de la société, et la date postérieure de dix séances de bourse à celle où cette information est rendue publique.

Des restrictions supplémentaires peuvent également s’appliquer aux Bénéficiaires en fonction de leur situation particulière, notamment selon l’entité du Groupe AXA qui les emploie.

For information, as the AXA shares are traded on a regulated market and pursuant to the regulations in force at the time of this Plan, the holders of AXA shares granted pursuant to the 2017 International Performance Shares Plan are not allowed to make any transactions on their shares during the following periods:

•	during the ten trading days preceding and the three trading days following the disclosure of AXA’s consolidated financial statements or, as the case may be, its annual financial statements;

•	between the date at which AXA’s corporate bodies have the knowledge of any information which, if it was disclosed to the public, could have a material impact on the stock price, and the 10th trading day following the date at which such information is disclosed.

Additional restrictions may also apply to Beneficiaries depending on their particular situation, especially having regards to entity of the AXA Group which employs them.

11.	MAINTIEN DES DROITS DES BENEFICIAIRES / PRESERVING THE RIGHTS OF THE BENEFICIARIES

Si, avant la Date de Règlement, AXA réalise une ou plusieurs des opérations financières mentionnées ci-après susceptibles d’influer sur les droits des détenteurs des actions AXA, AXA pourra décider de prendre les mesures nécessaires à l’effet de préserver les droits des Bénéficiaires au titre des Performance Shares.

If, before the Settlement Date, AXA carries out certain financial operations that may impact the rights of the holders of the AXA shares, AXA may take necessary measures to preserve the rights of the Beneficiaries with respect to their Performance Shares.

Les opérations financières visées sont les suivantes :

a)	Emission de titres de capital ou de titres donnant droit à l’attribution immédiatement ou à terme de titres de capital comportant au profit des actionnaires un droit préférentiel de souscription ;

b)	Augmentation de capital par incorporation de réserves, bénéfices ou primes d’émission avec attribution gratuite d’actions, ainsi qu’en cas, soit de division, soit de regroupement des titres composant le capital ;

c)	Amortissement ou réduction de capital motivée par des pertes.

The financial operations concerned are the following:

a)	Issuance of shares or securities giving a claim on the Company’s share capital with a preferential subscription right offered to the shareholders;

b)	Capital increase by incorporation of reserves, profits or premiums by issuing free shares, as well as in case of either a split or a regrouping of the shares comprising the share capital;

c)	Amortization or reduction of the share capital attributable to losses.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

Dans ce cadre, AXA pourra procéder à un ajustement du nombre de Performance Shares attribuées aux Bénéficiaires afin de tenir compte de l’incidence de l’opération financière considérée. Toute décision d’ajustement prise par AXA s’imposera de plein droit à l’ensemble des Bénéficiaires, sauf décision contraire d’AXA, sans que l’accord de ces derniers ne soit requis.

AXA may decide to proceed to an adjustment of the number of Performance Shares granted to the Beneficiaries in order to take into account the impact of the financial operation considered. Such decision made by AXA is mandatory for all Beneficiaries without prior approval of the Beneficiaries being required.

12.	REGLEMENTATION SUR LE DELIT D’INITIE ET LE MANQUEMENT D’INITIE / INSIDER TRADING REGULATIONS

Dans le cadre de leurs fonctions au sein du Groupe AXA, les Bénéficiaires peuvent être amenés à avoir accès de manière régulière ou ponctuelle à des informations privilégiées concernant AXA ou ses filiales.

Due to their position within the AXA group, the Beneficiaries may from time to time have access to privileged information regarding AXA or its subsidiaries.

Les titres AXA étant admis aux négociations sur le marché Euronext Paris, les Bénéficiaires sont soumis aux règles applicables à la détention et à l’exploitation d’une information privilégiée figurant dans le Code de Déontologie Professionnelle du Groupe AXA – notamment son Annexe C intitulée « Réglementation concernant la négociation de titres du Groupe AXA (« Règles concernant le délit d’Initié ») » – disponible notamment sur le site Internet du Groupe AXA :

https://www.axa.com/fr/newsroom/publications/code-deontologie-professionnelle

AXA shares are listed on Euronext Paris and consequently the Beneficiaries are subject to the rules governing the holding and use of privileged information that are set forth in the AXA Group Compliance and Ethics Guide – notably Annex C thereof entitled “Policy statement on trading in AXA Group securities (“Insider trading policy”)” – available notably on the AXA website at:

https://www.axa.com/en/newsroom/publications/compliance-ethics-guide

Comme il est indiqué dans ce Code, la violation de cette réglementation peut entraîner des sanctions disciplinaires de la part d’AXA ainsi que des sanctions civiles et pénales lourdes (amende, peine d’emprisonnement …).

As indicated in this Guide, the violation of these rules may result in disciplinary sanctions by AXA as well as substantial civil and criminal penalties (fines, imprisonment…).

Il est donc recommandé aux Bénéficiaires souhaitant procéder à la cession de leurs actions AXA, de vérifier préalablement s’ils ne sont pas détenteurs d’informations privilégiées susceptibles de leur interdire toute opération sur le titre AXA.

It is therefore recommended to the Beneficiaries intending to sell their AXA shares to ensure that they are not in possession of privileged information that may result in a prohibition to trade AXA shares.

13.	DONNEES PERSONNELLES / PERSONAL DATA PROTECTION

Pour les besoins de la mise en œuvre du présent Plan International de Performance Shares 2017, les entités du Groupe AXA concernées transmettent à AXA, en France, les informations personnelles suivantes, à jour au 21 juin 2017, concernant les Bénéficiaires, et pourront lui transmettre, le cas échéant, une actualisation de ces informations : nom, prénom, date et lieu de naissance (ville et pays de naissance ainsi que pour les Français, le département de naissance), adresse de résidence et employeur au sein du Groupe AXA.

The implementation of the 2017 International Performance Shares Plan requires that AXA Group entities transmit to AXA, in France, the following personal data concerning Beneficiaries: name, first name, date and place of birth (birth location and birth country, and for French employees only, the birth state code), personal address and employing entity within the AXA Group on June 21, 2017. Updates of such personal data may also be transmitted as the case may be.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

Ces données feront l’objet d’un traitement informatique automatisé et seront accessibles aux seules personnes de la direction Global Compensation & Benefits d’AXA ayant en charge la gestion du programme et les prestataires qu’ils pourront mandater. Ces données pourront également être transmises à l’établissement bancaire auprès duquel les actions auxquelles les Performance Shares donnent droit seront conservées.

These data will be subject to automated data processing and will only be accessible by the persons of the AXA Global Compensation & Benefits department who manage the program and the service providers that they may engage. These data may also be transmitted to the bank where the Performance Shares will be registered.

Les Bénéficiaires ont un droit d’accès, de modification et de rectification aux informations les concernant qu’ils peuvent exercer en s’adressant à la Direction des Ressources Humaines de leur entité ou directement sur le site de l’établissement bancaire.

Beneficiaries have a right to access, modify and correct their personal data by contacting the Human Resources Department of their local entity or directly on the partner bank website.

14.	VALIDITE / VALIDITY

Les modalités du présent Plan pourront être modifiées par le Conseil d’Administration (a) s’il juge que la modification est appropriée et n’a pas d’effet négatif significatif sur les intérêts des Bénéficiaires ou (b) par consentement mutuel entre la Société et le Bénéficiaire concerné.

The Board of directors can decide to modify the terms and conditions of this Plan if (a) it deems the modification appropriate and such modification does not have a significant adverse impact on the interests of the Beneficiaries or if (b) the modification is carried out by mutual agreement between the Company and the Beneficiary concerned.

Par ailleurs, en cas de changement légal, réglementaire ou comptable ou changement dans l’interprétation d’une telle disposition, notamment concernant le traitement fiscal ou social des droits ou des actions accordés dans le cadre de ce Plan, affectant la Société, une société du Groupe ou le Bénéficiaire, les modalités du présent Plan pourront être modifiées par le Conseil d’administration à sa discrétion pour répondre à ce changement de la manière qu’il jugera appropriée.

In addition, in the event of a change in any legal, regulatory, or accounting provision, or a change in the interpretation of such a provision concerning, in particular, the tax or social security treatment of the rights or shares granted within the framework of this Plan, and that affects the Company, a company of the Group, or the Beneficiary, the Board of directors could decide, at its sole discretion, to modify the terms and conditions of this Plan in order to comply with this change in the manner it deems appropriate.

Les modifications ainsi apportées au Plan ne donneront lieu à aucun droit de dédommagement au profit des Bénéficiaires, même si ces modifications leur sont défavorables, que ce soit de façon générale ou au regard de leur situation personnelle.

The modifications thus made to the Plan will not give rise to any compensation for Beneficiaries, even if these modifications are unfavorable for them, regardless of whether such modifications are unfavorable to everyone or only to specific persons.

Les Bénéficiaires seront informés par notification individuelle ou par tout autre moyen que la Société jugera approprié, de toute modification du Plan qui affecterait leurs droits aux termes du présent règlement.

The Beneficiaries will be notified individually or by any means the Company deems appropriate, regarding any modification of the Plan that affects their rights under the terms of these rules.

Les nouvelles règles seront applicables dès leur date de communication aux Bénéficiaires.

New rules shall become effective as of the date of announcement to the Beneficiaries.

Ce Plan est régi par le droit français et sera interprété conformément à ses dispositions. AXA peut également prendre en considération toute disposition légale ou réglementaire particulière applicable dans le pays de l’entité du Groupe AXA qui emploie le/la Bénéficiaire et qui imposerait des conditions spécifiques concernant sa rémunération en raison de son poste et/ou du secteur d’activité de son employeur et, le cas échéant, toute autre condition qui permettrait d’assurer le respect de ces dispositions.

This Plan is governed by the laws of the Republic of France and will be interpreted in accordance with such laws. AXA may also take into consideration any law or regulation of the country of the Beneficiary’s AXA Group employer imposing specific requirements on the remuneration of such employee as a result of her or his role and/or the business sector of the employer and may impose additional terms to ensure compliance with such requirements.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

En cas de litige portant sur l’interprétation, la validité ou l’application du présent règlement, les parties concernées s’efforceront de trouver une solution amiable.

In the event of any dispute regarding the interpretation, validity or application of these rules, the relevant parties will strive to find an amicable solution.

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Plan International de Performance Shares AXA - 21 juin 2017
AXA International Performances Shares Plan- June 21, 2017

ADDENDUM FOR AXA FINANCIAL PARTICIPANTS

The preceding pages of this document set forth the general rules of the 2017 International Performance Shares Plan. The rules have been modified for AXA Financial participants. The following Sections replace their corresponding Sections in the preceding pages for all AXA Financial participants.

7. CONTINUED SERVICE AND FINAL VESTING AND DELIVERY OF SHARES

Subject to the achievement of performance targets described above, the Performance Shares granted to each Beneficiary can be converted in AXA shares at the Settlement Date, only if the Beneficiary is still employed, has a current Qualifying Contract (as defined below in Section 8.3) or is a corporate officer of an AXA Group entity at Settlement Date, or if one of the exceptions described in Section 8 hereafter is applicable.

For the sake of clarity, the Performance Shares do not give Beneficiaries shareholder’s rights. However, after the Settlement Date, the AXA shares delivered in settlement of the Performance Shares allow Beneficiaries to benefit from all shareholders rights (payment of dividends, voting rights at the General Meeting of shareholders…) except as provided in Section 9.

AXA shares that are definitively vested and delivered in settlement of the Performance Shares will be registered on a securities bank account opened in the name of the Beneficiary with a custodian designated by AXA. The fees of this custodian will be borne by AXA, until AXA decides otherwise, and the Beneficiary may freely dispose of the shares except as provided in Section 9.

8. RULES IN CASE OF DEPARTURE FROM THE AXA GROUP

As a general rule, in the case of the Beneficiary’s separation from service before the Settlement Date, such Beneficiary shall forfeit all his or her Performance Shares on the Beneficiary’s last day of service, unless AXA decides otherwise or unless otherwise provided under this Section 8.

In the case of a Beneficiary: (a) whose employment is job eliminated under the company’s severance plan, (b) who forfeits his or her Performance Shares as of the last day of his or her notification period and (c) who is rehired as a full-time employee or a benefits-eligible financial professional by AXA Financial, Inc. or one of its subsidiaries within 60 days of the last day of his or her notification period but prior to the Settlement Date, the Beneficiary shall be treated as if his or her original employment had continued and not been interrupted and his or her Performance Shares shall be deemed to have continued to vest during such period; provided, however, that upon rehire such Beneficiary’s Performance Shares shall be subject to the same terms and conditions (including vesting and forfeitures) of the Plan as other Performance Shares are subject to under this Plan.

In the case of a Beneficiary whose employment or Qualifying Contract is involuntarily terminated and who is eligible to retire (as defined below in Section 8.3) as of his or her last day of service (or on or prior to the day after the last day of any severance period or terminal leave of absence in the case of a job elimination), such Beneficiary shall be treated as if he or she continued to perform services for the AXA Group until the Settlement Date; provided, however, that in the event of the Beneficiary’s death prior to the Settlement Date, the provisions of Section 8.1 shall apply to the settlement of the Performance Shares of the Beneficiary.

8.1 Death before the Settlement Date

In the case of a Beneficiary’s death before the Settlement Date, a certain number of Performance Shares granted to the Beneficiary will be settled hereunder. The number of Performance Shares that will be settled will be calculated based on (i) a Performance Shares Conversion Rate equal to 1.3 if the Beneficiary’s death occurs during the Performance Period, or (ii) the actual Performance Shares Conversion Rate if the Beneficiary’s death occurs between the end of the Performance Period and the Settlement Date of the Performance Shares. The Performance Shares will be settled in AXA shares and paid within 90 days following the Beneficiary’s death, net of any applicable tax withholding.

The settlement will be paid to a beneficiary or beneficiaries designated by the Beneficiary in accordance with plan procedures. In the absence of any such designation, the settlement will be paid to the Beneficiary’s surviving spouse, if any, or otherwise to the Beneficiary’s estate.

8.2 Disability before the Settlement Date

Beneficiaries shall be deemed to continue to perform services for the AXA Group during any period in which they receive disability benefits under the AXA Equitable Short Term Disability Plan or the AXA Equitable Long Term Disability Plan (other than disability benefits received from First Reliance Standard Life Insurance Company disability coverage with regard to non-proprietary income).

If a Beneficiary does not return to service immediately following a period of disability certified under the AXA Equitable Long Term Disability Plan (other than disability benefits received from First Reliance Standard Life Insurance Company disability coverage with regard to non-proprietary income), such Beneficiary shall be treated as if he or she continued to perform services for the AXA Group until the Settlement Date; provided, however, that in the event of the Beneficiary’s death prior to the Settlement Date, then the provisions of Section 8.1 shall apply to the settlement of the Performance Shares of the Beneficiary.

8.3 Retirement before the Settlement Date

In the case of a Beneficiary’s retirement prior to the Settlement Date, such Beneficiary shall be treated as if he or she continued to perform services for the AXA Group until the Settlement Date; provided, however, that in the event of the Beneficiary’s death prior to the Settlement Date, then the provisions of Section 8.1 shall apply to the settlement of the Performance Shares of the Beneficiary.

For purposes of this Section 8.3:

(a) - “retirement” means the termination of a Beneficiary’s employment with AXA Financial, Inc. or any of its subsidiaries on or after the Beneficiary’s early retirement age or normal retirement age as such terms are defined in the AXA Equitable Retirement Plan;

(b) - a retail sales force manager’s employment will not be deemed to terminate so long as he or she maintains an insurance sales agent’s contract with a general agent subsidiary of AXA Financial, Inc. (a “Qualifying Contract”); and

(c) - a retail sales force manager will be deemed to have retired if his or her Qualifying Contract terminates after he or she becomes eligible for retirement.

8.4 Divestiture of the employer by AXA

In the event that a company or an organization (an “Entity”) ceases to belong to the AXA Group prior to the Settlement Date, each Beneficiary of such Entity shall forfeit all of his or her Performance Shares on the date of the closing of the transaction by which the Entity no longer belongs to the AXA Group, unless AXA decides otherwise.

Likewise, if an Entity of the AXA Group sells a business or an operating unit to a buyer unrelated to the AXA Group at any time prior to the Settlement Date (including through an “outsourcing” transaction), each Beneficiary of the sold business or operating unit, who is transferred with such business or operating unit, shall forfeit all of his or her Performance Shares on the date of the closing of such sale, unless AXA decides otherwise.

These rights to Performance Shares will not be restored if such Beneficiaries are subsequently rehired by an AXA Group entity, unless AXA decides otherwise.

9. SOCIAL AND TAX TREATMENT OF THE PERFORMANCE SHARES

It is the responsibility of each Beneficiary to obtain up-to-date information on the social security and tax treatment applicable in the country(ies) where he/she may be taxable at the time of: (a) the Performance Shares’ grant and vesting, (b) the transfer of the AXA shares, (c) the payment of any dividends and (d) the sale of the shares, in order to comply with all reporting and tax or social contributions payment requirements.

Neither the employer of a Beneficiary nor AXA shall be obliged to pay or reimburse any person for any taxes payable by a Beneficiary in any jurisdiction under, or in connection with, the 2017 International Performance Shares Plan.

The employer of a Beneficiary, an AXA Financial, Inc. subsidiary, AXA or any agent appointed by the employer, subsidiary or AXA may (i) withhold amounts from a Beneficiary’s remuneration or (ii) sell all or part of the AXA shares to be delivered to the Beneficiary under the Plan in order to pay for applicable withholding taxes. The time and manner of such sales will be determined by AXA in its sole discretion and may take place over a period of time as determined by AXA in its sole discretion. During this period of time, the remainder of the AXA shares delivered to the Beneficiary will be restricted from sale or other transfer and the Beneficiary will have no right to sell or otherwise transfer those shares regardless of the fact that they are not forfeitable by the Beneficiary. The Beneficiary will be liable for any transaction fees related to the sale of the AXA shares, regardless of whether they are sold to pay for applicable withholding taxes or otherwise.

It is intended that this Plan shall comply with the provisions of Section 409A of the Code (“Section 409A”) and the Treasury regulations relating thereto so as not to subject any Beneficiary to the payment of interest and penalties under Section 409A. In furtherance of this intent, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Section 409A would result in any Beneficiary being subject to payment of additional income taxes or interest or penalties under Section 409A, this Plan will be amended to maintain to the maximum extent practicable the original intent of the Plan while avoiding the application of such taxes or interest or penalties under Section 409A. Notwithstanding the foregoing, the company makes no guarantee of any foreign, federal, state or local tax consequences with respect to the interpretation of Section 409A and its application to the terms of this Plan and the company shall have no liability for any adverse tax consequences of any Beneficiary as a result of any violation of Section 409A.